Exhibit 4.25

[CONFORMED COPY]

UNION ELECTRIC COMPANY

TO

ST. LOUIS UNION TRUST COMPANY

As Trustee

SUPPLEMENTAL INDENTURE

DATED JULY 7, 1980

Supplemental to Mortgage and Deed of Trust Dated

June 15, 1937 of Union Electric Company

to St. Louis Union Trust Company, Trustee

Conveyance of Additional Property

and

Amendment of Section 2 of Article II

SUPPLEMENTAL INDENTURE, dated the seventh day of July, one thousand nine hundred and eighty (1980), made by and between UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the “Company”), party of the first part, and ST. LOUIS UNION TRUST COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the “Trustee”), as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust, dated June 15, 1937, as amended May 1, 1941, April 1, 1971, and February 1, 1974 (said Indenture of Mortgage and Deed of Trust, as so amended, being hereinafter sometimes referred to as the “Original Indenture”), to secure the payment of the principal of and the interest (and premium, if any) on all Bonds at any time issued and outstanding thereunder; and indentures supplemental thereto dated June 15, 1937, May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24, 1959, December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960, June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963, November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1, 1966, February 17, 1967, March 1, 1967, February 19, 1968, March 15, 1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969, October 1, 1969, March 26, 1970, April 1, 1970, June 12, 1970, January 1, 1971, April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976, August 16, 1976, April 26, 1977, October 15, 1977, November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979, and November 1, 1979, respectively, have heretofore been entered into between the Company and the Trustee; and

WHEREAS, the Company desires by this Supplemental Indenture to further modify and amend the Original Indenture, in so far as the holders of Bonds of all series heretofore created and of any subsequently created series are concerned, as permitted in subdivision (e) of Section 1 of Article XIV of the Original Indenture; and

WHEREAS, the Original Indenture also provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture specifically to convey, transfer and assign to the Trustee and to subject to the lien of the Original Indenture additional properties acquired by the Company; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Original Indenture according to their tenor and effect, the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto St. Louis Union Trust Company, as Trustee, and to its successors in trust under the Original Indenture forever, all and singular the following described properties (in addition to all other properties heretofore subject to the lien of the Original Indenture and not heretofore released from the lien thereof)—that is to say:

FIRST.

The following described parcels of real estate, all of which are located in the State of Missouri in the respective city and counties hereinafter specified:

CITY OF ST. LOUIS

1.     Gratiot Street Headquarters Additions: Two parcels of land located in the City of St. Louis, Missouri, more particularly described as follows:

(a)   The southern 60 feet of Lot 10 in Block 3 of Mincke’s Addition and in Block 455 of the City of St. Louis, Missouri, fronting 25 feet on the north line of an alley running east and west through said block by a depth northwardly of 60 feet to property presently owned by Union Electric Company; acquired by the Company by deed dated September 4, 1979, recorded in the office of the Recorder of Deeds for said City in Book 206M, Page 1583.

(b)   Part of Lot 9 in Block 455 of the City of St. Louis, Missouri, beginning at the southeast corner of Lot 9; thence northwardly 60 feet along the east line of Lot 9; thence westwardly 25 feet along a line, such line being 40 feet southwardly and parallel to the south line of Gratiot Street; thence southwardly 60 feet along the western line of Lot 9; thence eastwardly 25 feet along the north line of an alley to the point of beginning; acquired by the Company by deed dated January 24, 1980, recorded in the office of the Recorder of Deeds for said City in Book M222, Page 722.

2.     Campbell—Euclid Right of Way: A tract of land in Block 3474 E of the City of St. Louis, Missouri, and being more particularly described as follows: Beginning at the intersection of the south line of former Bircher Avenue as vacated by Ordinance No. 21512 with the west line of West Third Street, 18 feet 6 inches wide; thence S 55° 52’ 53” W along the south line of said vacated Bircher Avenue, a distance of 276.85 feet to a point on the east line of McKissock Avenue, 60 feet wide; thence N 36° 22’ 44” W along the east line of said McKissock Avenue, a distance of 872.22 feet to a point; thence N 55° 44’ 23” E along the south line of property now or formerly of Purex Corp. Ltd., a distance of 248.77 feet to a point in the west line of said West Third Street; thence S 38° 12’ 57” E along the west line of said West Third Street, a distance of 874.38 feet to the point of beginning; acquired by the Company by deeds dated April 14, 1980, recorded in the office of the Recorder of Deeds for said City in Book 229, Pages 415, 417, and 419.

ST. LOUIS COUNTY

3.     Old State Road Industrial Site: Lot B of Armstrong’s Industrial Park, a subdivision in St. Louis County, Missouri, according to the plat thereof recorded in Plat Book 186, Page 18, of the St. Louis County Records; subject to easements, conditions, and restrictions of record; acquired by the Company by deed dated August 17, 1979, recorded in the office of the Recorder of Deeds for said County in Book 7187, Page 1597.

FRANKLIN COUNTY

4.     Franklin Works Headquarters Addition: Lot 1 of Denton’s Subdivision per plat thereof recorded in Book M, Page 592, of the Franklin County, Missouri, Recorder’s Office; subject to easements, conditions and restrictions of record; acquired by the Company by deed dated October 11, 1979, recorded in the office of the Recorder of Deeds for said County in Book 362, Page 343.

JEFFERSON COUNTY

5.     Moss Hollow Substation Site: All that part of Lot 1 of Cronacher Heights, a subdivision recorded in Plat Book 38, Page 1, of the Jefferson County, Missouri, Land Records, described as follows: Beginning at the southwest corner of said Lot 1 located in the center of Old Antonia County Road; thence along the south line of Lot 1, S 69° 55’ E, a distance of 357.50 feet; thence S 69° 45’ E, a distance of 87.12 feet; thence S 63° 45’ E, a distance of 43.39 feet; thence leaving said south line of Lot 1, N 26° 26’ E, a distance of 200.00 feet; thence N 63° 34’ W, a distance of 130.00 feet; thence S 26° 26’ W, a distance of 169.29 feet;

thence N 69° 55’ W, a distance of 353.11 feet to a point in the centerline of Old Antonia County Road; thence along said centerline S 26° 26’ W, a distance of 40.25 feet to the place of beginning; subject to easements, restrictions, conditions, etc., of record, if any; acquired by the Company by deed dated January 9, 1980, recorded in the office of the Recorder of Deeds for said County in Book 648, Page 615.

ST. FRANCOIS COUNTY

6. Terre Du Lac Substation Site: A tract of land located entirely within the east half of the northeast quarter of Section 29, Township 37 North, Range 4 East, St. Francois County, Missouri, said tract being more particularly described as follows: Beginning at an iron rod on the right-of-way of Rue Riviera; thence N 47° 00’ E, 247.56 feet; thence N 40° 33’ 19” W, 28.28 feet; thence N 0° 15’ E, 125.00 feet; thence N 89° 45’ W, 200.00 feet; thence S 0° 15’ W, 125.00 feet; thence S 43° 00’ E, 145.29 feet; thence S 47° 00’ W, 107.34 feet to the right-of-way of Rue Riviera; thence S 55° 00’ E, 20.45 feet to the point of beginning; containing 0.95 of an acre, more or less; acquired by the Company by deed dated October 5, 1979, recorded in the office of the Recorder of Deeds for said County in Book 727, Page 220, as corrected by deed dated May 23, 1980, recorded in the office of the Recorder of Deeds for said County in Book 739, Page 339.

SECOND.

Also all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, together with all and singular the electric, heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, gas and other agencies for light, heat, cold, power or other purposes, and all transmission and distribution systems used for the transmission and distribution of electricity, steam, gas and other agencies for light, heat, cold or power or any other purpose whatsoever, whether underground or overhead, surface or otherwise, now owned by the Company, including all poles, towers, posts, wires, cables, conduits, manholes, mains, pipes, tubes, drains, furnaces, switchboards, transformers, conductors, insulators, supports, meters, lamps, fuses, junction boxes, regulator stations, and other electric, steam and gas fixtures and apparatus; all of the aforementioned property being located in the City of St. Louis, the counties of Adair, Audrain, Benton, Bollinger, Boone, Callaway, Camden, Cape Girardeau, Clark, Cole, Cooper, Crawford, Franklin, Gasconade, Howard, Iron, Jefferson, Lewis, Lincoln, Macon, Madison, Maries, Marion, Miller, Moniteau, Montgomery, Morgan, Osage, Perry, Phelps, Pike, Pulaski, Ralls, Randolph, Reynolds, St. Charles, St. Francois, Ste. Genevieve, St. Louis, Schuyler, Scott, Warren, and Washington, Missouri, the counties of Adams, Alexander, Calhoun, Franklin, Hancock, Henderson, Jackson, Jersey, Macoupin, Madison, Massac, Monroe, Perry, Pike, Pulaski, Randolph, St. Clair, Union, and Washington, Illinois, and the counties of Des Moines, Henry, Johnson, Lee, Van Buren, and Washington, Iowa, upon real estate owned by the Company, or occupied by it under rights to so occupy, which real estate is described in the Indenture of Mortgage and Deed of Trust, dated June 15, 1937, in the Supplemental Indentures of May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24, 1959, December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960, June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963, November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1, 1966, February 17, 1967, March 1, 1967, February 19, 1968, March 15, 1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969, October 1, 1969, March 26, 1970, April 1, 1970, January 1, 1971, April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976, August 16, 1976, April 26, 1977, October 15, 1977, November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979, November 1, 1979, and in this Supplemental Indenture, or attached to or connected with such real estate or transmission or distribution systems of the Company leading from or into such real estate.

THIRD.

ALSO (except as in the Original Indenture expressly excepted) all franchises and all permits, ordinances, easements, privileges, immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, steam, gas or other agencies for the supply to itself or others of light, heat, cold or power, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

ALSO (except as in the Original Indenture expressly excepted) all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

FOURTH.

ALSO, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, however, to the exceptions and reservations hereinabove recited, to existing leases, to existing liens upon rights of way for transmission or distribution line purposes, as defined in Article I of the Original Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights of way and railroad purposes over, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described, and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of the issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued under the Original Indenture, as follows:

ARTICLE I.

AMENDMENT.

Pursuant to Section 1(e) of Article XIV of the Indenture of Mortgage and Deed of Trust dated June 15, 1937, as heretofore amended May 1, 1941, April 1, 1971, and February 1, 1974, subdivisions (a) and (k) of Section 2 of Article II thereof are hereby modified and amended to read as follows:

“(a) shall bear interest at such rate or rates and be payable, as well the interest as the principal thereof, at such time or times, and at such place or places, as may be determined by the Board of Directors and expressed in such Bonds;”

* * * * * * * * * * * *

“(k) may contain such provisions with respect to serial or other maturities, interest rate or rates, redemption price or prices, convertibility, anticipation of maturity on the happening of a specified event, and such other special terms and conditions, not contrary to the provisions hereof, as may be determined by the Board of Directors.”

ARTICLE II.

THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, and in the indentures supplemental thereto, including this Supplemental Indenture, set forth, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

ARTICLE III.

MISCELLANEOUS PROVISIONS.

All terms contained in this Supplemental Indenture shall, for all purposes thereof, have the meanings given to such terms in Article I of the Original Indenture.

This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, said Union Electric Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said St. Louis Union Trust Company, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the seventh day of July, One thousand nine hundred and eighty.

UNION ELECTRIC COMPANY
1901 Gratiot Street
St. Louis, Missouri

By M. T. WELSHANS

Vice President

[CORPORATE SEAL]

Attested:

G. R. MURRAY

Secretary

Signed, sealed and delivered by

Union Electric Company in the

presence of:

JAMES C. THOMPSON

K. A. MOLLET

As Witnesses

ST. LOUIS UNION TRUST COMPANY
510 Locust Street
St. Louis, Missouri

By H. E. BRADFORD

Vice President

[CORPORATE SEAL]

Attested:

H. WHELAN

Assistant Secretary

Signed, sealed and delivered by

St. Louis Union Trust Company

in the presence of:

P. C. QUIBELLE

J. Rector

As Witnesses

STATE OF MISSOURI CITY OF ST. LOUIS	SS.:

On this 8th day of July, 1980, before me appeared M. T. WELSHANS to me personally known, who, being by me duly sworn, did say that he is a Vice President of UNION ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said M. T. WELSHANS acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office in the City and State aforesaid, the day and year last above written.

LEROY J. BAALMANN
Notary Public, State of Missouri
My Commission Expires December 2, 1981
Commissioned in the County of St. Louis

STATE OF MISSOURI CITY OF ST. LOUIS	SS.:

On this 7th day of July, 1980, before me appeared H. E. BRADFORD to me personally known, who, being being by me duly sworn, did say that he is a Vice President of ST. LOUIS UNION TRUST COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation as the trustee thereunder by authority of its Board of Directors, and said H. E. BRADFORD acknowledged said instrument to be the free act and deed of said corporation as the trustee under said instrument.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office in the City and State aforesaid, the day and year last above written.

E. M. DONAHUE
Notary Public, State of Missouri
My Commission Expires Nov. 13, 1981
St. Louis County